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Exhibit 3
                         Consent of Independent Auditors


We consent to the inclusion of our reports dated August 3, 1998 and August 7, 1998 with respect to the financial statements of Fluid Images, Inc. for the years ended December 31, 1997 and 1996, respectively, included in the Form 8-K/A of Camera Platforms International, Inc., filed with the Securities and Exchange Commission.


                                               /s/William Campbell, CPA
                                                 Campbell & Tehan
                                                 Certified Public Accountants
Sisters, Oregon
August 11, 1998